WARRANT CERTIFICATE FOR
                           PURCHASE OF COMMON STOCK
          VOID AFTER 5:00 PM NEW YORK CITY TIME-ON NOVEMBER 30, 2001



                                                      Number of Warrants


                  FINANCIAL SERVICES ACQUISITION CORPORATION

                                                     CUSIP


THIS CERTIFIES THAT, for value received



, or registered assigns ("Registered Holder") is the owner of the number of Series B Redeemable Common Stock Purchase Warrants ("Warrants") of Financial Services Acquisition Corporation, a Delaware corporation ("Company"), specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and in the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share (subject to adjustment as hereinafter provided) of the Common Stock, par value $.001 per share ("Common Stock"), of the Company at any time after the issuance hereof and before the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the office of Continental Stock Transfer & Trust Company, as warrant agent, or its successor ("Warrant Agent") accompanied by payment of the $5.00 ("Purchase Price") per Warrant, subject to adjustment as hereinafter provided, in lawful money of the United States in cash, or by good certified or official bank check payable to the order of the Company.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms set forth in
the Warrant Agreement ("Warrant Agreement") dated as of    , 1996 by and
between the Company and the Warrant Agent, to all the terms and provisions of which the Registered Holder, by acceptance of this Warrant Certificate, hereby assents. In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment. Reference is made to the Warrant Agreement for a more complete statement of the rights and limitations of the Registered Holder hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of the Warrant Agreement are on file at the corporate trust office of the Warrant Agent.

         The term "Expiration Date" shall mean 5:00 p.m. New York City time, on November 30, 2001, or such earlier date as the Warrant shall be redeemed. If such date shall be in the City of New York a holiday or a day on which the banks are authorized to close, "Expiration Date" shall mean 5:00 p.m. (New York City time) the next following day which in the City of New York is not a holiday or a day on which banks are authorized to close.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder. The Company shall not be required upon the exercise of the Warrants represented hereby to issue any fractions of shares, but shall make an adjustment therefor in cash on the basis of the market value of such fractional interest (computed as provided in the Warrant Agreement). In case this Warrant is exercised with respect to less than all of such Warrants, a new Warrant Certificate or Certificates will be issued on such surrender for the number of Warrants represented hereby







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which were not so exercised. Prior to the exercise of any Warrant represented hereby the Registered Holder shall not be entitled with respect to the shares of Common Stock to which this Warrant Certificate relates to any rights of a stockholder of the Company including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceeding of the Company except as provided in said Warrant Agreement. Prior to the due presentment for registration of transfer of this Warrant Certificate, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute holder hereof and each Warrant represented hereby (notwithstanding any notation of ownership or other writing hereon by anyone other than a duly authorized officer of the Company or the Warrant Agent), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         This Warrant Certificate is exchangeable upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender.

         Upon due presentment together with any tax or any governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants, will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of any Warrant unless a registration statement under the Securities Act of 1933 with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement or a post-effective amendment to its existing registration statement and will use its best efforts to cause the same to become effective and to keep it current while any of the Warrants are outstanding and exercisable. The Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         The Warrants may be redeemed at the option of the Company, in whole but not in part, by paying in cash or certified or bank check therefor $.01 per Warrant, upon at least thirty days written notice mailed to the Registered Holders at any time, if the last sales price of the Common Stock was at least $8.50 per share subject to adjustment as provided in the Warrant Agreement, on each of the twenty consecutive trading days during a period ending on the third day prior to the date on which the notice of redemption is given. Each Warrant that is the subject of such redemption and that has not been exercised on or before the date called for in such notice shall become void, and all rights thereunder shall terminate.

         If this Warrant shall be surrendered for exercise within any period during which the transfer books for Common Stock or other securities purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of re-opening of said transfer books.

         This Warrant Certificate and each Warrant represented hereby shall be construed in accordance with and governed by the laws of the State of New York.



                                                         2





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         This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:                               FINANCIAL SERVICES ACQUISITION CORPORATION

COUNTERSIGNED:                       ATTEST:

By: CONTINENTAL STOCK TRANSFER
     AND TRUST COMPANY
                                     By:
                                     Vice President, Secretary and Treasurer
    AUTHORIZED OFFICER

                                     By:
                                     Chairman of the Board and Chief Executive
                                     Officer









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                                 PURCHASE FORM
                                TO BE EXECUTED
                     UPON EXERCISE OF WARRANT CERTIFICATE

TO:

         The undersigned hereby exercises, according to the terms and conditions thereof, the right to purchase shares of Common Stock, evidenced by the within Warrant Certificate, and herewith makes payment of the Purchase Price in full.

NAME:
                                   PAYMENT ENCLOSED

ADDRESS:


                                   Social Security No. of Warrant Holder


DATED:                             SIGNATURE:


                                 TRANSFER FORM

         For value received                                  hereby sells,
assigns and transfers unto
                                               Warrants to purchase shares of
Common Stock represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint

                                                 Attorney to transfer such
warrants on the books of the within named Company with full power of substitution in the premises.


DATED:

                                Notice:
                                The Signature to this assignment must
                                correspond with the name as written
                                upon the face of this Warrant Certificate in every particular.





         Social Security Number of Assignee
              or other identifying number


[Note: The Warrant Agent shall be entitled to demand signatures which are Medallion guaranteed by an Eligible Institution.]